MILLER BUILDING SYSTEMS, INC.            EXHIBIT 21

                  SUBSIDIARIES OF THE REGISTRANT

                          JUNE 27, 1998


The subsidiaries of the Registrant are as follows:

                                                            Percentage of Voting
                                              Incorporated   Securities Owned by
            Name                              Under Law of:   Immediate Parent

Miller Building Systems of Indiana, Inc.         Indiana             100%

Miller Building Systems of Pennsylvania,Inc.     Indiana             100%

Miller Building Systems of Kansas, Inc.           Kansas             100%

Miller Building Systems of South Dakota,Inc.  South Dakota           100% (1)

Miller Construction Services, Inc.               Indiana             100%

United Structures, Inc.                          New York            100%

PME Pacific Systems, Inc.                      California            100% (2)


(1)  Wholly-owned subsidiary of Miller Building Systems of Kansas, Inc.

(2)  Inactive Corporation with no assets.